================================================================================

                           AMENDED LOCK DOWN AGREEMENT

         THIS AMENDED LOCK DOWN AGREEMENT (the "Agreement") is entered into as of the 30th day of October, 2006, by and between CirTran Corporation (the "Company") and Cornell Capital Partners, LP ("Cornell"). The Company and Cornell may each be referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         A. In December 2005, the Company and Cornell entered into a transaction (the "Transaction") whereby the Company issued to Cornell a convertible debenture (the "Cornell Debenture") in the principal amount of $1,500,000.

         B. In connection with the Transaction, the Company also issued to Cornell warrants to purchase up to 10,000,000 shares of the Company's common stock (the "Warrants"). The Warrants have an exercise price of $0.09 per share.

         C. The Company and Cornell desire to enter into an agreement whereby Cornell agrees that it will not convert or exercise any of the Cornell Debenture or Warrants in excess of the Company's authorized but unissued shares of the Company's common stock (the "Authorized But Unissued Share Amount") of the Cornell Debenture until the Company has taken all steps necessary to increase its authorized capital.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1.       Lock Down/ No Conversion or Exercise.

         A. Cornell Debenture. Pursuant to this Agreement, Cornell hereby agrees that it will not convert in excess of the Authorized But Unissued Share Amount on the Cornell Debenture until the Company has increased its authorized capital stock.

         B. Warrants. Pursuant to this Agreement, Cornell hereby agrees that it will not exercise in excess of the Authorized But Unissued Share Amount of the Warrants until the Company has increased its authorized capital stock.

2. Company Obligations. In connection with this Agreement, the Company hereby agrees:

         A. Not later than December 31, 2006 the Company will file with the SEC a proxy statement, information statement, or such other form as is appropriate, to effectuate an amendment to the Company's articles of incorporation to increase the Company's authorized capital stock. The Company also agrees to use its best efforts to respond to any comments issued by the SEC and to effectuate the amendment of the Company's articles of incorporation to increase its authorized capital from 750,000,000 shares to 1,500,000,000 shares or such other number as the Company deems appropriate.

         B. The Company agrees to notify Cornell upon the filing of the proxy statement, information statement, or such other form as is appropriate, with the SEC, and upon the effective date of the amendment of the Company's articles of incorporation.

         C. The Parties hereby acknowledge and agree that in the event that the Company has not effectuated the increase in its authorized capital to 1,500,000,000 shares of common stock by December 31, 2006 (the "Deadline"), such failure shall constitute an "Event of Default" under the Cornell Debenture and related documents and agreements.

3. Termination. The Parties hereby acknowledge and agree that this Agreement shall terminate upon the effectiveness of the increase in the Company's authorized capital as described herein. Notwithstanding the foregoing, in the event the Company has not effectuated the increase in authorized shares of common stock by the Deadline, this Agreement shall terminate and all parties shall have no obligations under this Agreement. The Parties further agree that upon the termination of this Agreement, Cornell shall have no obligation to exercise the Warrants or convert any amount of the Cornell Debenture, but shall have any and all rights as delineated in the transaction documents relating to the Warrants and the Cornell Debenture, as appropriate.


DATED as of October 30, 2006.

CIRTRAN CORPORATION                 CORNELL CAPITAL PARTNERS LP


By: /s/ Iehab Hawatmeh              By: Yorkville Advisors, LLC
   ----------------------------         -----------------------
Name: Iehab Hawatmeh                Its: General Partner
Title: President & CEO
                                    By: /s/ Mark A. Angelo
                                       -----------------------------------
                                    Name: Mark A. Angelo
                                         ---------------------------------
                                    Title: Portfolio Manager
                                          --------------------------------





                                        2

--------------------------------------------------------------------------------